                                                                    EXHIBIT 23.2

               CONSENT OF READ, MARTIN, SLICKMAN & SHEATS, CPA'S

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 31, 1994 (except for Note 15, Subsequent Events, as to which the date is March 18, 1994), relating to the financial statements of First Community Bancshares, Inc. and Subsidiary, which is incorporated by reference in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Read, Martin, Slickman & Sheats,
                                          CPA's

Rome, Georgia
July 29, 1994